EXHIBIT 10.13

     THIS AMENDMENT AGREEMENT made as of the 6th day of February 1996 by and between Rheem Manufacturing Company, Air Conditioning Division (hereinafter referred to as "Rheem") and Heating & Cooling Supply, Inc. (hereinafter referred to as "Heating & Cooling").

                              W I T N E S S E T H :

     WHEREAS, Rheem and Heating & Cooling are parties to a distributor agreement dated the 15th day of October, 1990 (the "Agreement"); and

     WHEREAS, Rheem and Heating & Cooling agree to amend the Agreement on the terms and conditions hereinafter provided.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth together with other good and valuable consideration, receipt hereof is hereby by each party acknowledged, the parties hereto covenant and agree, each with the other, as follows:

     FIRST: The Agreement shall be amended by deleting Article 3 in its entirety and inserting the following in lieu thereof:

          "3. TERM. Unless otherwise sooner terminated as provided herein, this Agreement shall terminate on February 1, 2006 , and shall be automatically extended for additional one (1) year periods on an "evergreen" basis.

     SECOND: The following shall be inserted as Section 10 of the Agreement as follows:

          "10. CERTAIN OTHER MODIFICATIONS, DISPUTE RESOLUTION PROCEDURES. Upon the termination of the "Put" and "Call" obligations contained in Section 3 of the Subscription and Shareholders' Agreement dated as of the 14th day of October, 1990 among MCS Acquisition Inc., Watsco, Inc. ("Watsco") and Rheem Manufacturing Company ("Rheem") and Section 5.2 of a Stock Exchange Agreement dated as of February 1, 1996 between Watsco and Rheem, Heating & Cooling and Rheem agree that the Agreement shall be deemed to be modified and shall be modified as follows:

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          10.1 The Agreement shall terminate in the event that Rheem impedes the long-term competitiveness of Heating & Cooling in terms of quality, price or delivery as determined in accordance with the dispute resolution procedures which are outlined and provided for in Section 10.3 herein.

          10.2 "Specific performance" shall be available and permitted in the event of any irreconcilable violation of the Agreement.

          10.3 The following dispute resolution procedures shall govern, in the order of priority set forth below, in the event there is an irreconcilable dispute between Watsco and Rheem with respect to the Agreement.

          (a) The chief executive officers of Watsco and Rheem shall attempt in good faith, to resolve the dispute during the ten (10) day period following the date on which such dispute becomes irreconcilable.

          (b) In the event that the chief executive officers of Watsco and Rheem are unable to resolve the dispute within such ten (10) day period, the dispute shall be submitted to an independent third party mediator to be agreed upon by the chief executive officers of Watsco and Rheem (or the managing partner of the Washington, D.C. offices of Price Waterhouse and Company or another "big six" accounting firm that is not used by or associated with either Rheem or Watsco in the event that the chief executive officers of Watsco and Rheem are unable to agree upon an independent third party mediator).

          (c) In the event that Watsco or Rheem fails to implement the decision made by the mediator in respect of the dispute within ten (10) days of such decision, the other party shall have the right to a confession of judgment to implement the decision of the mediator. Each of Watsco and Rheem hereby agree to take any and all actions, and to cooperate with the other in any reasonably requested manner, necessary to obtain any such confession of judgment."

     THIRD: Except as amended, modified or revised hereby, all provisions of the Agreement shall remain in full force and effect.

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     IN WITNESS HEREOF, the parties hereto have caused this Amendment Agreement to be executed as of the date first written above.

                                                  RHEEM MANUFACTURING COMPANY
                                                  Air Conditioning Division

                                                  BY:  /s/ ROSS W. WILLIS
                                                  ---------------------------
ATTEST:                                                President

/s/ VINCENT J. DEBO
- --------------------
Assistant Secretary

                                                  HEATING & COOLING SUPPLY, INC.

                                                  BY:  /s/ DONALD H. HUSLAGE
                                                  ---------------------------
                                                       President

ATTEST:

/s/ RONALD P. NEWMAN
- --------------------
Secretary

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